                                                                     EXHIBIT 5.1



                         [COOLEY GODWARD LLP LETTERHEAD]




August 2, 1999


Verity, Inc.
894 Ross Drive
Sunnyvale, CA 94089


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Verity, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3, as amended, (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the underwritten public offering of up to 2,041,250 shares of the Company's common stock (the "Common Stock") (including 266,250 shares of Common Stock for which the underwriters will be granted an over-allotment option).

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below; (ii) assumed that the shares of the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company; and (iii) assumed that the Company will have received the exercise price for any shares of Common Stock to be sold by Selling Stockholders pursuant to the cash exercise of stock options. We have also assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold, issued and paid for in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

COOLEY GODWARD LLP


By: /s/  Brett D. White
   ----------------------------
    Brett D. White, Esq.